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                                                                  EXHIBIT 10.4


                               PRIZE ENERGY CORP.
                        AMENDED AND RESTATED OPTION PLAN

                                    RECITALS

         A. Effective as of January 25, 1999 (the "Effective Date"), the Board of Directors of Prize Energy Corp., a Delaware corporation (the "Company"), adopted an Option Plan (the "Initial Plan") for the benefit of the officers and employees of the Company.

         B. It was the purpose of the Initial Plan to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected employees and giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress, by granting to them options to acquire additional shares of common stock of the Company, on the terms and subject to the conditions described below.

         C. The Board of Directors of the Company has authorized the issuance of additional shares of its common stock and the issuance of shares of its Series A 6% Convertible Preferred Stock (the "Series A Preferred") which may be converted into shares of the Company's common stock.

         D. In connection with the issuance of such additional shares of equity securities, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend and restate the Initial Plan to increase the number of Option Shares which may be acquired thereunder and to make certain other changes in the Initial Plan, in order to further the purpose of the Initial Plan.

         E. Effective as of June 29, 1999 (the "Amendment Date"), the Board of Directors of the Company adopted an Amended and Restated Option Plan, for the purpose of amending and restating the Initial Plan, as set forth herein (as so amended and restated, this "Plan").

                                    ARTICLE I
                                     GENERAL

         1.1 Definitions. Terms used in this Plan and not otherwise defined shall have the respective meanings assigned to such terms in the Bylaws of the Company (the "Bylaws"); and the following terms shall have the following meanings:

              "Board" means the Board of Directors of the Company.

              "Change in Control" means and shall be deemed to have occurred if
         (i) any single Person or group of related Persons, other than the Company or any Related Party, purchases or otherwise acquires "beneficial ownership" of securities of the Company representing 40 percent or more of the total voting power of all the then outstanding Voting Securities,




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         unless such purchase or acquisition has been approved by the
         Board; (ii) the Company is a party to a merger, consolidation, recapitalization, reorganization or other similar transaction and the Persons who serve as directors of the Company immediately before consummation of such transaction cease to constitute at least 40 percent of the total number of members of the Board of Directors of the surviving entity immediately following completion of such transaction;
         (iii) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or (iv) the Board adopts a resolution to the effect that a Change in Control has occurred.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Common Stock" means the common stock, $.01 par value per share, of the Company.

              "Contribution Agreement" means, collectively, the Subscription and Contribution Agreements between the Company and each of its stockholders dated the Effective Date, the Amendment Date and subsequent to the Amendment Date.

                  "Employee" means an individual (i) who is employed by the Company and/or any of its subsidiaries and/or affiliates and whose wages are subject to the withholding of federal income tax under
         Section 3401 of the Code, (ii) who is an independent contractor or consultant of the Company and/or any of its subsidiaries and/or affiliates, and/or (iii) who is employed by an organization that is retained under contract to provide services to the Company and/or any of its subsidiaries and/or affiliates and is engaged in providing such services.

              "Expiration Date" means 6:00 P.M. Tulsa, Oklahoma, time, on June 29, 2004.

              "Going Public Event" means the consummation of (i) an initial public offering of any of the Company's securities, or (ii) any merger, business combination or other transaction by which the Company is combined with or becomes owned by a company which is a reporting company under the Securities Exchange Act of 1934, as amended.

              "Holder" means any Employee to whom an Option has been granted under this Plan.

              "Option" means any option granted to an Employee under this Plan.

              "Options" means, collectively, all Options granted to Employees under this Plan.


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              "Officer" means an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such.

              "Person" (whether or not capitalized) means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, business trust or other entity or organization, whether or not a governmental authority.

              "Related Party" means (i) any Person who is a stockholder of the Company as of June 29, 1999, and any partner, owner, shareholder, officer, director, employee or other affiliate of such Person, (ii) an employee or group of employees of the Company, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

              "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

                                   ARTICLE II
                                 ADMINISTRATION

         This Plan shall be administered by the Board. The Board shall have full authority, discretion and power to select the Employees who will receive Options and, subject to the aggregate limitations set forth herein, to set the number of shares of Common Stock to be covered by each Option granted to an Employee. The decisions of the Board relating to such matters shall be final and binding upon the Company and the Employees. The Board shall have no authority, discretion or power to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein.

         Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as the Board shall consider necessary or advisable for the administration of this Plan, and to construe, interpret and administer this Plan. The Board shall incur no liability by reason of any action or determination made in good faith with respect to this Plan or any option agreement entered into pursuant to this Plan.

                                   ARTICLE III
                                GRANT OF OPTIONS

         3.1 Option Agreements. Each Option granted under this Plan to an Employee shall be a non-qualified option for federal income tax purposes and shall be evidenced by a written option agreement, which agreement shall be entered into between the Company and the Employee to whom the Option is granted. The agreement for each Option shall be in substantially the form of the Option Agreement set forth in Exhibit A hereto (the "Option Agreement"), with appropriate




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insertions of the name of the optionee and the number of shares for which such
Option may be exercised.

         3.2 Maximum Number of Shares Subject to Options. The Company is authorized to grant Options hereunder to acquire up to a maximum of 1,285.922 shares of Common Stock (collectively, the "Option Shares"); provided, however, that, if the number of shares of Common Stock issuable upon conversion of the Series A Preferred shall ever be reduced to less than 2,307.693 shares (as such number may be adjusted from time to time to take into account stock splits, combinations, stock dividends and similar adjustments) after the date hereof as a result of any redemption, payment, exchange, cancellation or other termination of the Series A Preferred that does not result in the issuance of shares of Common Stock (collectively, a "Share Reduction Event"), then the total number of Option Shares which may be acquired upon exercise of all Options granted hereunder shall be correspondingly reduced upon the occurrence of such Share Reduction Event by an amount (rounded to the nearest one-hundredth of a whole number) equal to (i) the amount of the decrease in the number of shares of Common Stock issuable upon conversion of the Series A Preferred as a result of such Share Reduction Event, divided by .85, less (ii) the amount of the decrease in the number of shares of Common Stock issuable upon conversion of the Series A Preferred as a result of such Share Reduction Event; provided, that in no event shall the aggregate decrease in the number of Option Shares issuable hereunder as a result of Share Reduction Events exceed 407.24 shares (as such number may be adjusted from time to time to take into account future stock splits, combinations, stock dividends and similar adjustments).

         3.3 Initial Grant of Options. Options were granted as of the Effective Date to Philip B. Smith to purchase 259.857 shares of Common Stock. Said Options shall be surrendered in exchange for one or more Options for a like amount under an Option Agreement with appropriate insertions so that the terms thereof are equivalent to those of the Options so surrendered.

         3.4 Additional Grants of Options. Options shall be granted as of the Amendment Date to certain Employees, as determined by the Board, to purchase additional shares of Common Stock. Such Options shall be evidenced by Option Agreements dated the Amendment Date, with appropriate insertions.

         3.5 Subsequent Grants of Options. After the initial and additional grants of options pursuant to Sections 3.3 and 3.4 above, the Board may at any time grant Options to purchase any of the remaining Option Shares authorized under Section 3.2 above to any Person then serving as an Employee of the Company and/or any of its subsidiaries and/or affiliates on the date of such grant; provided, that, if Options to purchase the maximum number of Option Shares permitted by Section 3.2 above shall have not been granted before the earlier of
(i) the termination of this Plan, (ii) a Change in Control or (iii) a Going Public Event, then Options to purchase all remaining Option Shares shall be deemed to have been granted to Employees then holding Options, pro rata to the number of Option Shares represented by such Options, immediately before the occurrence of such termination, Change or Event.





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                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 Termination of Plan. This Plan shall terminate on the earlier of
(i) the Expiration Date, (ii) the date the Board adopts a resolution terminating this Plan, or (iii) the date of any event which accelerates the vesting of all outstanding Options. After termination of this Plan, no Options shall be granted under this Plan, but the Company shall continue to recognize Options previously granted to the extent such Options shall not have expired or been exercised.

         4.2 Amendment of Plan. The Board may from time to time amend, modify, suspend or terminate this Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Options theretofore granted under this Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of this Plan.

         4.3 Treatment of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Options granted under this Plan shall constitute general funds of the Company.

         4.4 Effectiveness. This Plan became effective as of the Effective Date.


         4.5 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of this Plan.


                                   CERTIFICATE

         The foregoing is a true and correct copy of the Amended and Restated Option Plan as authorized and approved by the Board of Directors of the Company and effective as of June 29, 1999.


                                                 /s/ Philip B. Smith
                                                 ------------------------------
                                                 Philip B. Smith
                                                 Chairman, President and
                                                 Chief Executive Officer


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